Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Vice President, Investor Relations

(804) 788-1824

MASSEY ENERGY COMPLETES

$175 MILLION ASSET-BASED CREDIT FACILITY

RICHMOND, Va., August 16, 2006 — Massey Energy Company (NYSE: MEE) today reported that it has entered into an amended and restated asset-based revolving credit agreement, which provides for available borrowings, including letters of credit, of up to $175 million, depending on the level of eligible inventory and accounts receivable. The previous credit limit was $130 million, including a $100 million sublimit for letters of credit. In addition, the Company achieved improved pricing and extended the facility’s maturity to August 2011. Currently there are $60.5 million of letters of credit issued and there are no outstanding borrowings under this facility.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal producer by revenue in the United States.

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FORWARD-LOOKING STATEMENTS: The foregoing release contains forward-looking statements. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward- looking statements can be found in press releases as well as Massey’s public periodic filings with the Securities and Exchange Commission, including Massey’s Annual Report on Form 10-K filed on March 16, 2006 and subsequently filed interim reports. Such filings are available either publicly, under the Investor Relations page of Massey’s website, www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512. Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please call Massey Investor Relations (Katharine W. Kenny, (804) 788-1824) or contact the Company via its website at www.masseyenergyco.com).